Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Optimus Healthcare Services, Inc. of our report dated February 2, 2022 relating to our audit of the consolidated financial statements for Optimus Healthcare Services Inc. and subsidiaries as of and for the years ended December 31, 2020 and 2019.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Seligson & Giannattasio, LLP
Seligson & Giannattasio, LLP

White Plains, New York

February 14, 2022